UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 18, 2026

HIGHLANDS REIT, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55580	81-0862795
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 South Dearborn Street, 20th Floor Chicago, IL 60603
(Address of Principal Executive Offices, Including Zip Code)

312-583-7990
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Securities registered pursuant to Section 12(g) of the Act: Common Stock
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Attached to this Current Report on Form 8-K is a copy of a website notice, dated May 18, 2026 (the “MacKenzie Notice”), from Highlands REIT, Inc., a Maryland corporation (the “Company”), to its stockholders (the “Stockholders”) regarding a recent, unsolicited “mini-tender offer” by MacKenzie Capital Management, LP (the “Offeror”) to purchase shares of the Company’s common stock, $0.01 par value, for $0.04 per share less a $25 transfer fee charged by the Offeror (the “MacKenzie Offer”), upon the terms and subject to the conditions set forth in the Offer to Purchase that the Offeror caused to be disseminated to certain of the Stockholders on or about May 18, 2026 (the “Offer to Purchase”). To the Company’s knowledge, the Offeror has not filed with the Securities and Exchange Commission a Schedule TO containing the Offer to Purchase. The full text of the MacKenzie Notice is attached as Exhibit 99.1 to this Current Report on Form 8-K and hereby is incorporated by reference into this Item 8.01.

In the MacKenzie Notice, the Board of Directors of the Company recommends that the Stockholders reject the MacKenzie Offer for the reasons described in the MacKenzie Notice. The Company advises Stockholders to read and consider the MacKenzie Notice before deciding whether to participate in the MacKenzie Offer.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Highlands REIT, Inc. website notice to stockholders, dated May 18, 2026

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Highlands REIT, Inc.

Date: May 18, 2026            By:     /s/ Robert J. Lange
Name:     Robert J. Lange
Title:    President and Chief Executive Officer